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                                                                     EXHIBIT 3.4
                                                                     -----------

                             CERTIFICATE OF DECREASE

                                   RELATING TO

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                     OTHER SPECIAL RIGHTS OF PREFERRED STOCK
                         AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                   6 1/2% SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                       PEGASUS COMMUNICATIONS CORPORATION

                                     -------

                         PURSUANT TO SECTION 151(g) THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                     ------

         Pegasus Communications Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies as follows:

         FIRST: The name of the corporation is PEGASUS COMMUNICATIONS CORPORATION (the "Company").

         SECOND: This certificate relates to the Company's Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation") relating to the Company's 6 1/2% Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C PreferrED Stock"), filed with the Secretary of Sate of Delaware on February 22, 2001.

         THIRD: A decrease in the number of authorized shares of Series C Preferred Stock of 1,191,886 shares (from 3,000,000 shares to 1,808,114 shares) was authorized and directed by a resolution adopted by a duly authorized committee of the board of directors of the Company, pursuant to section 151(g) of the Delaware General Corporation Law.


         FOURTH: This certificate shall be effective upon filing with the Secretary of State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Scott A. Blank, Senior Vice President of the Company, this 18th day of June, 2003.

                                            PEGASUS COMMUNICATIONS CORPORATION


                                            By        /s/ Scott A. Blank
                                                  ---------------------------
                                                       Scott A. Blank,
                                                     Senior Vice President